Exhibit 23.4

Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England
Telephone: +44 (0) 20 7538 0191 Facsimile:+44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk  Website: www.drewry.co.uk

September 2, 2008

Star Bulk Carriers Corp.
7, Fragoklisias Street, 2nd floor
Maroussi 151 25
Athens, Greece

Dear Sir/Madam:

Reference is made to the Form F-3 registration statement (the “Registration Statement”) and related prospectus (“Prospectus”) in connection with the registration and sale by the selling stockholder identified in the Prospectus and any of their pledges, donees, transferees or other successors in interest, of up to an aggregate of 4,606,962 shares of common stock of Star Bulk Carriers Corp. (“Star Bulk”). We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us set forth in the sections of the Prospectus entitled “Drybulk Shipping Industry Trends,” “Risk Factors” and “The International Dry Bulk Shipping Industry.” We further advise Star Bulk that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) we have accurately described the international dry bulk shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2) our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the dry bulk shipping industry.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of Star Bulk on Form F-3 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Yours faithfully,

/s/ Nigel Gardiner

Nigel Gardiner
Managing Director
Drewry Shipping Consultants Ltd.

SK 25767 0001 914551

Drewry Shipping Consultants Limited – registered in London, England No. 3289135